UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 21, 2013

Date of Report (Date of earliest event reported)

Ambit Biosciences Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35919	33-0909648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11080 Roselle St. San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 334-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On May 21, 2013, Ambit Biosciences Corporation (the “Company”) issued and sold 3,134,495 shares of its common stock (the “Shares”) to certain of its existing stockholders. The aggregate purchase price of the Shares was $25,076,125.23, representing a per Share price of approximately $8.00, the price at which shares of the Company’s common stock were sold to the public in the Company’s initial public offering. The purchase price of the Shares was paid for by the stockholders in immediately available funds. The sales and issuances by the Company of the shares of common stock described under this Item 3.02 of this Current Report were not registered under the Securities Act or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and the rules and regulations promulgated thereunder.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws

Amendment and Restatement of Certificate of Incorporation

On May 21, 2013, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the Restated Certificate effective as of and contingent upon the closing of the Company’s initial public offering. The Restated Certificate amends and restates in its entirety the Company’s amended and restated certificate of incorporation, as amended, to, among other things:

•

permit the board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change of control);

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide the board of directors into three classes;

•	permit the Company’s board of directors to adopt, amend or repeal the bylaws without obtaining stockholder approval;

•	require the approval of at least 66 2/3% of the shares entitled to vote at an election of directors to adopt, amend or repeal the bylaws or certain provisions of the Restated Certificate;

•	prohibit the removal of directors without cause, subject to the rights of any series of preferred stock to elect additional directors under specified circumstances;

•	require the approval of at least 66 2/3% of the shares entitled to vote at an election of directors to remove directors with cause;

•	prohibit stockholder action by written consent in lieu of a meeting, thereby requiring all stockholder actions to be taken at a meeting of the Company’s stockholders; and

•	require advance notice of stockholder nominations for election to the Company’s board of directors and of business to be brought by stockholders before any meeting of the Company’s stockholders.

The foregoing description is qualified in its entirety by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of May 21, 2013, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the Restated Bylaws effective as of and contingent upon the closing of the Company’s initial public offering. The Restated Bylaws, among other things:

•

provide that special meetings of stockholders may be called only by (i) the chairman of the board of directors, (ii) the chief executive officer or (iii) the board of directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships;

•

establish advance notice requirements for stockholder nominations for election to the Company’s board of directors and for proposals to be brought by stockholders before any meeting of the Company’s stockholders;

•	prohibit stockholder action by written consent in lieu of a meeting, thereby requiring all stockholder actions to be taken at a meeting of the Company’s stockholders;

•	set forth the rights, powers and manner of acting of the board of directors and officers of the Company;

•	permit the Company’s board of directors to create committees of the board of directors; and

•

provide for the indemnification of directors and officers of the Company, and allow the indemnification of employees and agents of the Company, in each case to the extent not prohibited by applicable law.

The foregoing description is qualified in its entirety by reference to the Company’s Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Ambit Biosciences Corporation

3.2	Amended and Restated Bylaws of Ambit Biosciences Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ambit Biosciences Corporation

Dated: May 21, 2013	By:	/s/ Alan Fuhrman
Alan Fuhrman
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Ambit Biosciences Corporation

3.2	Amended and Restated Bylaws of Ambit Biosciences Corporation